LIST OF SUBSIDIARIES OF FISCHER-WATT GOLD COMPANY, INC.


Name of Subsidiary                                               Incorporated In
-----------------------                                          ---------------

Compania Minera Oronorte S. A.                                     Colombia

Donna Ltd. (Formerly Greenstone Resources of Colombia Ltd.)        Bermuda

Great Basin Exploration and Mining Company, Inc.                   Nevada

Great Basin Management Company, Inc.                               Nevada

Minera Montoro S. A. de C. V.                                      Mexico